HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million
Campus at Marlborough	October 28, 2011	$103.0 million
Fisher Plaza	December 15, 2011	$160.0 million
9320 Excelsior Boulevard	December 27, 2011	$69.5 million
Poland Logistics Portfolio	March 29, 2012	$130.8 million
144 Montague	April 16, 2012	$91.3 million

On March 29, 2012, a subsidiary of the Company acquired the Poland Logistics Portfolio, a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The Poland Logistics Portfolio consists of 1,763,074 square feet of net rentable area.  The net contract purchase price for the entire Poland Logistics Portfolio was €98.2 million (approximately $130.8 million based on a rate of $1.33 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering and a bridge loan agreement.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia.  The net contract purchase price was $88.1 million Australian dollars (“AUD”) (approximately $91.3 million using a rate of $1.04 per AUD as of the transaction date).  Hines Global funded the acquisition using proceeds from its current public offering and debt financing.

The unaudited pro forma consolidated balance sheet as of December 31, 2011 is not presented as the acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall Street, Campus at Marlborough, Fisher Plaza and 9320 Excelsior Boulevard occurred prior to December 31, 2011 and therefore no adjustments to the balance sheet were necessary. The unaudited pro forma consolidated statement of operations assumes that all acquisitions prior to December 31, 2011 described above occurred on January 1, 2011.  However, there are no pro forma adjustments for the Poland Logistics Portfolio or 144 Montague included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In thousands, except per share amounts)

	Year Ended December 31, 2011	Adjustments		Pro Forma
Revenues:
Rental revenue	$88,657	$45,877	(a)	$134,534
Other revenue	6,869	9,029		15,898
Total revenues	95,526	54,906		150,432
Expenses:
Property operating expenses	19,403	12,561	(a)	31,964
Real property taxes	7,677	3,482	(a)	11,159
Property management fees	2,231	1,119	(a)	3,350
Depreciation and amortization	53,167	23,294	(a)	76,461
Acquisition related expenses	5,863	(5,599)	(b)	264
Asset management and acquisition fees	20,453	(9,235)	(c)	11,218
General and administrative expenses	3,129	—		3,129
Total expenses	111,923	25,622		137,545
Income (loss) before other income (expenses) and provision for income taxes	(16,397)	29,284		12,887
Other income (expenses):
Loss on interest rate swap contracts	(16,523)	—		(16,523)
Other gains	174	142		316
Interest expense	(23,167)	(5,442)	(d)	(28,609)
Interest income	189	81		270
Income (loss) before provision for income taxes	(55,724)	24,065		(31,659)
Provision for income taxes	(2,885)	(1,306)	(a)	(4,191)
Net income (loss)	(58,609)	22,759		(35,850)
Net (income) loss attributable to noncontrolling interests	1,592	—		1,592
Net income (loss) attributable to common stockholders	$(57,017)	$22,759		$(34,258)
Basic and diluted loss per common share:	$(0.85)			$(0.42)
Weighted average number common shares outstanding	67,429	13,805	(e)	81,234

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough, Fisher Plaza and 9320 Excelsior Boulevard based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2011.

(b)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough, Fisher Plaza and 9320 Excelsior Boulevard.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough, Fisher Plaza and 9320 Excelsior Boulevard had occurred on January 1, 2011. In addition, this adjustment includes amounts totaling $14.2 million required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the year ended December 31, 2011 related to these acquisitions.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2011 related to its acquisitions of Stonecutter Court, Gogolevsky 11 and the Campus at Marlborough.  See Note 4 – Debt Financing in our Annual Report on Form 10-K for the year ended December 31, 2011 for further details related to debt financing for these properties.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2011
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	56,450
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
Cash needed to acquire 9320 Excelsior Boulevard	69,470
714,855

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	81,234
Less: Historical weighted average common shares outstanding	(67,429)
13,805

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2011

(1)  Investment Properties Acquired After January 1, 2011

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet of rentable area that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet of rentable area that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet of rentable area that is 100% leased to one tenant.

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough was constructed in 1999 and consists of 532,246 square feet of rentable area that is 100% leased to six tenants.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that was constructed from 2000 – 2003 and consists of 293,727 square feet of rentable area and is 96% leased to 39 tenants.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that was constructed in 2010 and consists of 254,915 square feet of rentable area.  In connection with this acquisition, the Company entered into a lease with Cargill, Inc. (the seller) for a 100% of the net rentable area of the complex.

On March 29, 2012, a subsidiary of the Company acquired the Poland Logistics Portfolio, a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The Poland Logistics Portfolio consists of 1,763,074 square feet of net rentable area and was constructed between 1995 and 2009.  The Poland Logistics Portfolio is 92% leased to 21 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia that was constructed in 2009 and consists of 158,682 square feet and is 100% leased to one tenant.

The unaudited pro forma consolidated statement of operations assumes that all acquisitions prior to December 31, 2011 described above occurred on January 1, 2011.  However, as described previously, there are no pro forma adjustments for the Poland Logistics Portfolio or 144 Montague included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.